Exhibit 24.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Numbers 333-87069-99, 333-11313-99, 333-121908, 333-155291, 333-166598 and 333-184165) and on Form S-3 (Registration Number 333-159601) of Nabors Industries Ltd. and on Form S-3 (Registration Number 333-169013-01) of Nabors Industries Ltd. and Nabors Industries, Inc. of our report dated March 31, 2013 relating to the consolidated financial statements of Sabine Oil & Gas LLC, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 31, 2013